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SUBSCRIPTION FOR COMMON STOCK
MOUNTAIN BANK HOLDING COMPANY
(Existing Shareholder)

   STOCK ISSUE: 75,000 shares of common stock, no par value ("Common Stock"), are to be subscribed for and issued at $11.00 per share. Such shares have been allocated on a priority basis to existing shareholders, who may purchase such shares on the basis of 1 share for each 25 shares owned.

   The undersigned, having received and read the Offering Circular of MOUNTAIN BANK HOLDING COMPANY (the "Company"), dated October 1, 2000, hereby offers to purchase the number of shares of the Common Stock of the Company set forth below at a subscription price of $11.00 per share, and encloses herewith the full aggregate subscription price. Checks or money orders should be made payable to MOUNTAIN BANK HOLDING COMPANY.

Shares subscribed for (No minimum; maximum—1 share for each 25 owned)
Aggregate purchase price (enclosed)	$

   PLEASE INDICATE BELOW IF YOU DESIRE TO PURCHASE ADDITIONAL SHARES OF COMMON STOCK IF THE OFFERING IS NOT FULLY SUBSCRIBED DURING THE EXCLUSIVE PERIOD. ADDITIONAL SHARES, IF AVAILABLE, WILL BE SOLD ON A FIRST COME, FIRST SERVED BASIS.

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/  I would be interested in purchasing          additional shares. Please contact me if additional shares are available for purchase at the closing of the exclusivity period.

   SUBSCRIPTION SHOULD BE RECEIVED BY THE COMPANY NOT LATER THAN 5:00 P.M. LOCAL TIME ON OCTOBER 31, 2000, THE EXPIRATION DATE OF THE EXCLUSIVE OFFERING TO EXISTING SHAREHOLDERS. SUBSCRIPTIONS RECEIVED AFTER OCTOBER 31, 2000, AND PRIOR TO NOVEMBER 30, 2000, UNLESS THE OFFERING IS TERMINATED EARLIER, WILL BE TREATED ON A FIRST-COME, FIRST-SERVED BASIS, AS WILL ALL SUBSCRIPTIONS FOR ADDITIONAL SHARES. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART.

   Shares purchased by the undersigned shall be registered as listed below. (If certificates for shares are to be issued in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If certificates for shares are to be issued in the name of one person for the benefit of another, please indicate whether registration should be as trustee or custodian for such other person.)

How Shares To Be Registered (Please Print)	No. of Shares (at $11.00 per share)

   IN WITNESS WHEREOF, I/we have executed this Subscription, retaining a copy for my/our records, and returning a copy by mail or delivery to:

MOUNTAIN BANK HOLDING COMPANY 501 Roosevelt Avenue Enumclaw, Washington 98022
Date: , 2000
(Signature)	(Signature) (If shares to be issued in more than one name)
Name (Please print or type)	Name (Please print or type)
Street Address	Street Address
City and State ZIP	City and State ZIP

Telephone:	Telephone:

Social Security No.:	Social Security No.:

or Taxpayer I.D. No.	or Taxpayer I.D. No.

   IF SHARES TO BE HELD IN JOINT OWNERSHIP, ALL JOINT OWNERS SHOULD SIGN THIS SUBSCRIPTION.

SUBSCRIPTION FOR COMMON STOCK
MOUNTAIN BANK HOLDING COMPANY
(New Shareholder)

   STOCK ISSUE: 75,000 shares of common stock, no par value each ("Common Stock"), are to be subscribed for and issued at $11.00 per share, to be issued and sold to new shareholders after a priority offering to existing shareholders. ALL SALES TO NEW SHAREHOLDERS ARE ON A FIRST-COME, FIRST-SERVED BASIS.

   The undersigned, having received and read the Offering Circular of MOUNTAIN BANK HOLDING COMPANY (the "Company"), dated October 1, 2000, hereby offers to purchase the number of shares of the Common Stock of the Company (minimum 100 shares—maximum 2,500 shares) set forth below at a subscription price of $11.00 per share, and encloses herewith the full aggregate subscription price. Checks or money orders should be made payable to MOUNTAIN BANK HOLDING COMPANY.

Shares subscribed for (Minimum 100 shares—maximum 2,500 shares)
Aggregate purchase price (enclosed)	$

   SUBSCRIPTIONS SHOULD BE RECEIVED BY THE COMPANY NOT LATER THAN 5:00 P.M. LOCAL TIME ON NOVEMBER 30, 2000 THE EXPIRATION DATE OF THE OFFERING. ALL SALES TO NEW SHAREHOLDERS IN THE OFFERING ARE ON A FIRST-COME, FIRST-SERVED BASIS. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART.

   Shares purchased by the undersigned shall be registered as listed below. (If certificates for shares are to be issued in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If certificates for shares are to be issued in the name of one person for the benefit of another, please indicate whether registration should be as trustee or custodian for such other person.)

How Shares To Be Registered (Please Print)	No. of Shares (at $11.00 per share)

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/  I/we hereby certify that I/we am/are bona fide residents of the State of Washington. (Check box if applicable. If not applicable, indicate state of residence:            ).

   IN WITNESS WHEREOF, I/we have executed this Subscription, retaining a copy for my/our records, and returning a copy by mail or delivery to:

MOUNTAIN BANK HOLDING COMPANY 501 Roosevelt Avenue Enumclaw, Washington 98022
Date: , 2000
(Signature)	(Signature) (If shares to be issued in more than one name)
Name (Please print or type)	Name (Please print or type)
Street Address	Street Address
City and State ZIP	City and State ZIP

Telephone:	Telephone:

Social Security No.:	Social Security No.:

or Taxpayer I.D. No.	or Taxpayer I.D. No.

   IF SHARES TO BE HELD IN JOINT OWNERSHIP, ALL JOINT OWNERS SHOULD SIGN THIS SUBSCRIPTION.

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SUBSCRIPTION FOR COMMON STOCK MOUNTAIN BANK HOLDING COMPANY (Existing Shareholder)
SUBSCRIPTION FOR COMMON STOCK MOUNTAIN BANK HOLDING COMPANY (New Shareholder)